As filed with the Securities and Exchange Commission on July 1, 1997


                                                    Registration No. 33 - 81416



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                       FORM S-8, REGISTRATION NO. 33-81416


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ABRAXAS PETROLEUM CORPORATION
               (Exact name of issuer as specified in its charter)

            NEVADA                                         74-2584033
  (State or other jurisdiction of               (I.R.S. Employer Identification)
   incorporation or organization)
          500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232
               (Address of principal executive offices)         (Zip Code)


           ABRAXAS PETROLEUM CORPORATION 1994 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                               Robert L. G. Watson
                        Chairman of the Board, President
                           and Chief Executive Officer
                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788
                      (Name, address and telephone number,
                   including area code, of agent for service)



                               Page 1 of 10 Pages

                         CALCULATION OF REGISTRATION FEE


                                    Proposed      Proposed
Title of                            maximum       maximum
securities            Amount        offering      aggregate     Amount of
to be                 to be         price         offering      registration
registered            registered    per share     price         fee

Common Stock,          1,000,000(1)  $12.875(1)   $12,875,000   $3,892.64 (2)
par value $.01 shares
per share


(1) In accordance with Rule 457(h), computed upon the basis of the prices reported on NASDAQ on June 27, 1997. This price is used solely for the purpose of calculating the registration fee.

(2) The Registrant has previously registered an aggregate of 400,000 shares and has previously paid a registration fee of $1,551.73. Pursuant to Instrustion E to Form S-8, the additional $2,340.91 registration fee is paid with respect to the additional 600,000 shares registered hereby.



                               Page 2 of 10 Pages

                               Page 10 of 10 Pages


0163077.01
                                    AMENDMENT

         The contents of the earlier Registration Statement on Form S-8, Registration No. 33-81416, are hereby incorporated by reference.

Item 8. Exhibits.

         3.1 Articles of Incorporation of Registrant. (Filed as Exhibit 3.1 to Form S-4 filed September 7, 1990, Registration Statement No. 33-36565 (the "S-4 Registration Statement")).

         3.2  Articles  of  Amendment  to  the  Articles  of   Incorporation  of
Registrant, dated October 22, 1990. (Filed as Exhibit 3.3 to Amendment No. 1 to the S-4 Registration Statement).

         3.3 Articles of Amendment to the Articles of Incorporation of Registrant, dated December 18, 1990. (Filed as Exhibit 3.4 to Amendment No. 3 to the S-4 Registration Statement filed December 20, 1990, Registration Statement No. 33-36565).

         3.4 Agreement and Plan of Merger, dated December 21, 1990 between Abraxas Petroleum Corporation, a Texas corporation and Registrant filed with the Nevada Secretary of State. (Filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on March 15, 1991).

         3.5 Certificate of Designation of Registrant's Series 1995-B Preferred Stock. (Filed as Exhibit 3.6 to Form S-3 filed January 18, 1996, Registration No. 333-398).

         3.6 Articles of Amendment to the Articles of Incorporation of the Registrant, dated June 8, 1995. (Filed as Exhibit 3.4 to Form S-3 filed January 18, 1996, Registration Statement No. 333-398).

         3.7 Amended and Restated  Bylaws of the  Registrant.  (Filed as Exhibit
3.5 to Form S-3 filed January 18, 1996, Registration Statement No. 333-398).

         4.1 Specimen Common Stock Certificate of Registrant.  (Filed as Exhibit
4.1 to the S-4 Registration Statement).

         4.2 Specimen  Preferred  Stock  Certificate  of  Registrant.  (Filed as
Exhibit  4.2 to the  Company's  Annual  Report on Form  10-K  filed on March 31,
1995).

         4.3 Rights Agreement dated as of December 6, 1994 between Registrant and First Union National Bank of North Carolina ("FUNB"). (Filed as Exhibit 4.1 to Registrant's Registration Statement on Form 8-A filed on December 6, 1994).


                               Page 3 of 10 Pages

         4.4 Indenture dated November 14, 1996 by and among Registrant and IBJ Schroder Bank and Trust Company. (Filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K dated November 27, 1996).

         5.1 Opinion of Cox & Smith Incorporated as to the legality of the Common Stock being registered (filed herewith).

         23.1 Consent of Ernst & Young LLP (filed herewith).

         23.2 Consent of Cox & Smith Incorporated (found in Exhibit 5.1).


                               Page 4 of 10 Pages
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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on July 1, 1997.

                                      ABRAXAS PETROLEUM CORPORATION


                                      By:    /s/ Robert L. G. Watson
                                        Robert L.G. Watson,
                                        Chairman of the Board, President and
                                        Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature               Name and Title                   Date

/s/ Robert L. G. Watson       Chairman of the Board,              July 1, 1997
Robert L.G. Watson            President, Chief Executive Officer
                              (Principal Executive Officer)
                              and Director

/s/ Chris E. Williford        Executive Vice President,           July 1, 1997
Chris E. Williford            Chief Financial Officer, Treasurer
                              (Principal Financial and Accounting
                              Officer) and Director

/s/ Richard M. Kleberg, III   Director                            July 1, 1997
Richard M. Kleberg, III

/s/ James C. Phelps           Director                            July 1, 1997
James C. Phelps

/s/ Paul A. Powell, Jr.       Director                            July 1, 1997
Paul A. Powell, Jr.

/s/ Richard M. Riggs          Director                            July 1, 1997
Richard M. Riggs


                               Page 5 of 10 Pages

/s/ Franklin A. Burke        Director                            July 1, 1997
Franklin A. Burke

/s/ Robert D. Gershen        Director                            July 1, 1997
Robert D. Gershen

/s/ Harold D. Carter         Director                            July 1, 1997
Harold D. Carter


                               Page 6 of 10 Page

                                  EXHIBIT INDEX



Exhibit No.              Description                                   Page

   3.1         Articles of Incorporation of Registrant.  (Filed as
               Exhibit 3.1 to Form S-4 filed September 7, 1990,
               Registration Statement No. 33-36565).                     *

   3.2         Articles of Amendment to the Articles of
               Incorporation of Registrant, dated October 22, 1990.
               (Filed as Exhibit 3.3 to Amendment No. 1 to
               Form S-4 filed October 29, 1990, Registration
               Statement No. 33-36565).                                  *

   3.3         Articles of Amendment to the Articles of
               Incorporation of Registrant, dated December 18, 1990. (Filed as Exhibit 3.4 to Amendment No. 3 to
               Form S-4 filed December 20, 1990,
               Registration Statement No. 33-36565).                     *

   3.4         Agreement  and Plan of Merger,  dated  December
               21, 1990 between Abraxas Petroleum Corporation,
               a Texas corporation and Registrant filed with
               the Nevada Secretary of State. (Filed as Exhibit 10.1
               to Form 8-K filed with the Securities and Exchange
               Commission on March 15, 1991).                            *

   3.5         Certificate of Designation of the Registrant's
               Series 1995-B Preferred Stock.  (Filed as Exhibit
               3.6 to  Form S-3 filed January 18, 1996,
               Registration No. 333-398).                                *

   3.6         Articles of Amendment to the Articles of Incorporation
               of the Registrant, dated June 8, 1995. (Filed as
               Exhibit 3.4 to Form S-3 filed January 18, 1996,
               Registration Statement No. 333-398)                       *

   3.7         Amended and Restated Bylaws of the Registrant.
               (Filed as Exhibit 3.5 to Form S-3 filed January 18,
               1996, Registration Statement No. 333-398).                *


                               Page 7 of 10 Pages

   4.1         Specimen Common Stock Certificate of Registrant.
               (Filed as Exhibit 4.1 to the S-4 Registration Statement).  *

   4.2         Specimen Preferred Stock Certificate of Registrant.
               (Filed as Exhibit 4.2 to the Company's Annual Report
               on Form 10-K filed on March 31, 1995).                     *

   4.3         Rights Agreement dated as of December 6, 1994
               between Registrant and First Union National Bank
               of North Carolina ("FUNB").  (Filed as Exhibit 4.1
               to Registrant's Registration Statement on Form 8-A
               filed on December 6, 1994).                                *

   4.4         Indenture dated November 14, 1996 by and among
               Registrant and IBJ Schroder Bank and Trust Company.
               (Filed as Exhibit 4.1 to Registrant's Current Report
               on Form 8-K dated November 27, 1996).                      *

   5.1         Opinion of Cox & Smith Incorporated as to
               the legality of the Common Stock being
               registered (filed herewith).                               9

  23.1         Consent of Ernst & Young LLP (filed herewith).            10

  23.2         Consent of Cox & Smith Incorporated
               (found in Exhibit 5.1).                                    *


                               Page 8 of 10 Pages

                                                                  Exhibit 5.1


                                   COX & SMITH
                             I N C O R P O R A T E D
                              ATTORNEYS COUNSELORS



                              112 East Pecan Street
                                   Suite 1800
                          San Antonio, Texas 78205-1521
                                 (210) 554-5500
                               Fax (210) 226-8395


Writer's Direct Number                                  Writer's E-Mail Address
(210) 554-5255                                          srjacobs@coxsmith.com
                                  July 1, 1997

Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 1800
San Antonio, Texas 78232

                     Re: Registration Statement on Form S-8 for the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan

Gentlemen:

        We have acted as counsel to Abraxas Petroleum Corporation (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to Registration Statement No. 33-81416 on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,000,000 shares (the "Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Company. The Shares are issuable pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "Plan").

        We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

        Based upon the foregoing, we are of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plan.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                                            Very truly yours,

                                            COX & SMITH INCORPORATED

                                            By:  /s/ Steven R. Jacobs
                                                 For the Firm


                               Page 9 of 10 Pages

                                                                  Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Post Effective Amendment No. 1 to Registration Statement (Form S-8 No. 33-81416) for the Registration of 1,000,000 shares of common stock dated July 1, 1997 pertaining to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan of our report dated March 21, 1997 with respect to the consolidated financial statements of Abraxas Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                   /S/  ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP






San Antonio, Texas
June 30, 1997

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